UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                      March 27, 2008

AMSCAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21827	13-3911462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Grasslands Road, Elmsford, New York	10523
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                 (914) 345-2020

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[	]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[	]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01	Regulation FD Disclosure

On March 27, 2008, James M. Harrison, President and Chief Operating Officer of Amscan Holdings, Inc. (the “ Company “), will make a presentation (the “ Presentation “) at a Credit Suisse Leverage Finance Conference in Phoenix, Arizona. At the Presentation, Mr. Harrison will provide non-GAAP financial measures. Set forth below is a description of the non-GAAP financial measures to be used in the Presentation and a reconciliation of each with the most directly comparable financial measures calculated in accordance with generally accepted accounting principles.

Pro Forma Combined Revenues for the Year Ended December 31, 2007 1

The pro forma combined revenue for the year ended December 31, 2007 is presented as $1,738.5 million. Such number is based on:

(i)         the Company’s revenues for the year ended December 31, 2007, adjusted to take into account the following:

(ii)         adding the historical revenues of Gags & Games, Inc. (“ Gags   & Games “) for the period from January 1, 2007 through June 1, 2007 when Gags & Games was acquired, excluding the revenues attributable to stores acquired from Gags & Games that were subsequently closed;

(iii)         adding the historical revenue of the stores acquired by Party City Franchise Group (“ PCFG “) from January 1, 2007 through November 2, 2007, when PCFG was formed and its stores acquired;

(iv)          adding the historical revenue of Factory Card & Party Outlet (“ FCPO“) from January 1, 2007 through November 16, 2007, when FCPO was acquired.

Similar adjustments were made in calculating the amounts and percentages of revenue attributable to the Retail and Wholesale segments of the Company’s business.

_________________________

1  In a subsequent slide, pro forma revenues is shown as $1,565 million. As compared to the pro forma combined revenues described above, the subsequent table reflects the amount of revenues net of intercompany sales between segments of $173.9 million.

Pro Forma Adjusted EBITDA for the Year ended December 31, 2007

The pro forma adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) for the year ended December 31, 2007 is presented as $182.5 million. Such number is based on: the pro forma earnings for the year ended December 31, 2007 (aggregate of earnings of the Company for the year ended December 31, 2007, the earnings of Gags & Games from January 1, 2007 through June 1, 2007, the earnings of PCFG from January 1, 2007 through November 2, 2007 and the earnings of FCPO from January 1, 2007 to November 16, 2007), determined in accordance with generally accepted accounting principles. Such amount was then adjusted by:

(i)         eliminating the estimated expenses historically incurred by FCPO during the period as a result of a being a publicly reporting company;

(ii)         eliminating (A) pro forma interest charges during that period ($56.7 million), (B) pro forma income taxes for such period ($26.8 million) and (C) pro forma depreciation and amortization for such period ($38.1 million);

(iii)         eliminating certain non-cash and non-recurring items aggregating $29.6 million as provided for in the definition of “adjusted EBITDA” in the Company’s current credit facilities.

(iv)         the addition of the change in intercompany profit in retail year end inventories of $14.0 million.

Pro Forma Revenues and Adjusted EBITDA for 2005 and 2006

In the Presentation, revenues and adjusted EBITDA for 2006 are shown as $1,128 million and $125 million, respectively, and include pro forma adjustments for the revenues ($113 million) and adjusted EBITDA ($3 million) of Party America for the period from January 1, 2006 through September 29, 2006, when it was acquired.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMSCAN HOLDINGS , INC. (Registrant)

By:	/s/ MICHAEL A. CORREALE
	Name:	Michael A. Correale
	Title:	Chief Financial Officer

Date: March 27, 2008